Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Diageo plc:

We consent to the incorporation by reference in the registration statements listed below of Diageo plc of our reports dated 24 August 2011, with respect to the consolidated balance sheets of Diageo plc as at 30 June 2011 and 2010, and the related consolidated income statements, and consolidated statements of comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended 30 June 2011, and the effectiveness of internal control over financial reporting as of 30 June 2011, which reports appear in the 30 June 2011 annual report on Form 20-F of Diageo plc.

Registration Statement on Form F-3 (File Nos. 333-110804, 333-132732 and 333-153488);

Registration Statement on Form S-8 (File No. 333-153481);

Registration Statement on Form S-8 (File No. 333-154338);

Registration Statement on Form S-8 (File No. 333-162490); and

Registration Statement on Form S-8 (File No. 333-169934).

/s/ KPMG Audit Plc
London, England

13 September 2011